News	UNIT CORPORATION
8200 South Unit Drive, Tulsa, Oklahoma 74132
Telephone 918 493-7700, Fax 918 493-7711

Contact:	Michael D. Earl
Vice President, Investor Relations
(918) 493-7700
www.unitcorp.com

For Immediate Release…
November 2, 2017

UNIT CORPORATION REPORTS 2017 THIRD QUARTER RESULTS

Tulsa, Oklahoma . . . Unit Corporation (NYSE - UNT) today reported its financial and operational results for the third quarter 2017. Results and recent highlights include:

•	Net income of $3.7 million and adjusted net income of $5.3 million.

•	Oil and natural gas segment production increased 5% over the second quarter of 2017.

•	Contract drilling segment’s average drilling rigs utilized increased 20% over the second quarter of 2017.

•	Midstream segment increased gas processed and liquids sold volumes 4% and 1%, respectively, over the second quarter of 2017.

•	Reduced long-term debt by $2.3 million from the end of the second quarter.

•	October redetermination of credit agreement borrowing base amount maintained at $475 million.

THIRD QUARTER AND FIRST NINE MONTHS 2017 FINANCIAL RESULTS
Unit recorded net income of $3.7 million for the quarter, or $0.07 per diluted share, compared to a net loss of $24.0 million, or $0.48 per share, for the third quarter of 2016. Adjusted net income (which excludes the effect of non-cash commodity derivatives) for the quarter was $5.3 million, or $0.10 per diluted share (see Non-GAAP financial measures below). Total revenues were $188.5 million (45% oil and natural gas, 28% contract drilling, and 27% midstream), compared to $153.4 million (51% oil and natural gas, 17% contract drilling, and 32% midstream) for the third quarter of 2016. Adjusted EBITDA was $78.9 million, or $1.52 per diluted share (see Non-GAAP financial measures below).

For the first nine months of 2017, Unit recorded net income of $28.7 million, or $0.56 per diluted share, compared to a net loss of $137.3 million, or $2.75 per share, for the first nine months of 2016. Unit recorded adjusted net income (which excludes the effect of non-cash commodity derivatives) of $16.4 million, or $0.32 per diluted share (see Non-GAAP financial measures below). Total revenues for the first nine months were $534.8 million (48% oil and natural gas, 24% contract drilling, and 28% midstream), compared to $427.9 million (48% oil and natural gas, 21% contract drilling, and 31% midstream) for the first nine months of 2016. Adjusted EBITDA for the first nine months was $224.4 million, or $4.35 per diluted share (see Non-GAAP financial measures below).

OIL AND NATURAL GAS SEGMENT INFORMATION
Total production for the quarter was 4.1 million barrels of oil equivalent (MMBoe), a 5% increase over the second quarter of 2017. Oil and natural gas liquids (NGLs) production represented 46% of total equivalent production. Oil production was 6,884 barrels per day. NGLs production was 13,506 barrels per day. Natural gas production was 142.2 million cubic feet (MMcf) per day. Total production for the first nine months of 2017 was 11.7 MMBoe.

Unit’s average realized per barrel equivalent price was $20.63, a 1% decrease from the second quarter of 2017. Unit’s average natural gas price was $2.36 per Mcf, a decrease of 4% from the second quarter of 2017. Unit’s average oil price was $47.29 per barrel, an increase of 1% over the second quarter of 2017. Unit’s average NGLs price was $18.35 per barrel, an increase of 23% over the second quarter of 2017. All prices in this paragraph include the effects of derivative contracts.

During the quarter, plant outages and delays attributable to hurricane Harvey reduced quarterly production by approximately 100 MBoe. The effects of Harvey were principally due to NGL bottlenecks from fractionation plant partial shut-downs and operational delays on new wells and recompletions. After the end of the quarter, the third-party processing plant for the majority of Unit's natural gas production in the Gulf Coast area went down due to equipment failure. The plant was down seven days before operations resumed. Cumulatively, hurricane Harvey, the Texas Panhandle ice storm in the first quarter, and third-party plant downtimes will reduce production for the year by approximately 460 MBoe. Taking these issues into account, Unit anticipates 2017 production to be approximately 16 MMBoe.

Larry Pinkston, Unit’s Chief Executive Officer and President, said: “As is our custom, we have focused on keeping our capital expenditures in line with anticipated cash flows during the year. Much of our total capital expenditure budget is directed toward our oil and natural gas segment where we have many highly economic prospects. The pace at which we develop these prospects is dependent on cash flow; therefore, unexpected downtime and delays can have an adverse effect on our production. Despite the outages and delays previously mentioned, we are pleased to have returned to a pattern of sequential quarterly production growth."

This table illustrates certain comparative production, realized prices, and operating profit for the periods indicated:

	Three Months Ended			Three Months Ended			Nine Months Ended
	Sep 30, 2017	Sep 30, 2016	Change	Sep 30, 2017	Jun 30, 2017	Change	Sep 30, 2017	Sep 30, 2016	Change
Oil and NGLs Production, MBbl	1,876	1,961	(4)%	1,876	1,851	1%	5,466	6,005	(9)%
Natural Gas Production, Bcf	13.1	13.4	(2)%	13.1	12.0	9%	37.3	42.4	(12)%
Production, MBoe	4,057	4,194	(3)%	4,057	3,852	5%	11,686	13,068	(11)%
Production, MBoe/day	44.1	45.6	(3)%	44.1	42.3	4%	42.8	47.7	(10)%
Avg. Realized Natural Gas Price, Mcf (1)	$2.36	$2.29	3%	$2.36	$2.45	(4)%	$2.50	$1.98	26%
Avg. Realized NGL Price, Bbl (1)	$18.35	$12.68	45%	$18.35	$14.91	23%	$17.05	$10.16	68%
Avg. Realized Oil Price, Bbl (1)	$47.29	$42.79	11%	$47.29	$46.96	1%	$47.62	$38.71	23%
Realized Price / Boe (1)	$20.63	$18.29	13%	$20.63	$20.76	(1)%	$21.16	$16.02	32%
Operating Profit Before Depreciation, Depletion, & Amortization (MM) (2)	$51.6	$52.8	(2)%	$51.6	$50.4	2%	$160.4	$113.6	41%

(1)	Realized price includes oil, natural gas liquids, natural gas, and associated derivatives.

(2)
Operating profit before depreciation is calculated by taking operating revenues for this segment less operating expenses excluding depreciation, depletion, amortization, and impairment. (See non-GAAP financial measures below.)

CONTRACT DRILLING SEGMENT INFORMATION
The average number of Unit's drilling rigs working during the quarter was 34.6, an increase of 20% over the second quarter of 2017. Per day drilling rig rates averaged $16,454, a 3% increase over the second quarter of 2017. For the first nine months of 2017, per day drilling rig rates averaged $16,120, an 11% decrease from the first nine months of 2016. Average per day operating margin for the quarter was $5,495 (before elimination of intercompany drilling rig profit of $0.6 million). This compares to second quarter 2017 average operating margin of $4,721 (before elimination of intercompany drilling rig profit of $0.4 million), an increase of 16%, or $774 (in each case regarding eliminating intercompany drilling rig profit - see Non-GAAP financial measures below). Average operating margin for the quarter included no early termination fees from the cancellation of long-term contracts, compared to early termination fees of $0.8 million, or $316 per day, during the second quarter of 2017.

Pinkston said: “Our contract drilling segment has performed in line with the industry this year. After reaching 36 operating rigs during the quarter, utilization pared back slightly in keeping with recent industry trends. We have 95 drilling rigs in our fleet after adding our tenth BOSS rig during the second quarter. All 10 of our BOSS rigs are under contract, and we currently have a total of 33 drilling rigs operating. Long-term contracts (contracts with original terms ranging from six months to two years in length) are in place for nine of our drilling rigs. Of the nine, four of these contracts are up for renewal in the fourth quarter of 2017, four are up for renewal in 2018, and one in 2019.”

This table illustrates certain comparative results for the periods indicated:

	Three Months Ended			Three Months Ended			Nine Months Ended
	Sep 30, 2017	Sep 30, 2016	Change	Sep 30, 2017	Jun 30, 2017	Change	Sep 30, 2017	Sep 30, 2016	Change
Rigs Utilized	34.6	16.0	116%	34.6	28.8	20%	29.7	16.7	78%
Operating Profit Before Depreciation (MM) (1)	$16.9	$6.7	153%	$16.9	$12.0	40%	$36.8	$22.3	65%

(1)	Operating profit before depreciation is calculated by taking operating revenues for this segment less operating expenses excluding depreciation and impairment. (See non-GAAP financial measures below.)

MIDSTREAM SEGMENT INFORMATION
For the quarter, gas processed and liquids sold volumes per day increased 4% and 1%, respectively, while gas gathered volumes per day remained relatively the same, as compared to the second quarter of 2017. Operating profit (as defined in the footnote below) for the quarter was $13.3 million, an increase of 10% over the second quarter of 2017.

For the first nine months of 2017, per day gas gathered, gas processed and liquids sold volumes decreased 8%, 16% and 4%, respectively, as compared to the first nine months of 2016. Operating profit (as defined in the footnote below) for the first nine months of 2017 was $38.6 million, an increase of 15% over the first nine months of 2016.

This table illustrates certain comparative results for the periods indicated:

	Three Months Ended			Three Months Ended			Nine Months Ended
	Sep 30, 2017	Sep 30, 2016	Change	Sep 30, 2017	Jun 30, 2017	Change	Sep 30, 2017	Sep 30, 2016	Change
Gas Gathering, Mcf/day	383,787	429,693	(11)%	383,787	383,440	—%	385,846	417,722	(8)%
Gas Processing, Mcf/day	140,246	152,651	(8)%	140,246	135,002	4%	133,986	160,411	(16)%
Liquids Sold, Gallons/day	530,028	558,843	(5)%	530,028	525,920	1%	518,054	536,911	(4)%
Operating Profit Before Depreciation & Amortization (MM) (1)	$13.3	$13.0	2%	$13.3	$12.1	10%	$38.6	$33.6	15%

(1)
Operating profit before depreciation is calculated by taking operating revenues for this segment less operating expenses excluding depreciation, amortization, and impairment. (See non-GAAP financial measures below.)

Pinkston said: “Our midstream segment continues to show modest improvement in gas gathering, gas processing, and liquids sold volumes on a quarter over quarter basis, taking advantage of improvement in operator activity levels. This segment continues to operate in ethane rejection mode for the most part.”

FINANCIAL INFORMATION
Unit ended the quarter with long-term debt of $803.8 million. Long-term debt consisted of $641.7 million of senior subordinated notes net of unamortized discount and debt issuance costs and $162.1 million of borrowings under the company's credit agreement. Recently, Unit's borrowing base was re-determined with no resulting change. Under the credit agreement, the amount Unit can borrow is the lesser of the amount it elects as the commitment amount ($475 million) or the value of its borrowing base as determined by the lenders ($475 million), but in either event not to exceed $875 million.

On April 4, 2017, Unit established an "at the market" equity offering program under which it may offer and sell, from time-to-time, up to an aggregate of $100 million for shares of its common stock through "at the market" transactions. As of September 30, 2017, Unit has sold 787,547 shares for $18.6 million, net of offering costs of $0.4 million. Approximately $81.0 million remained available for sale under the program. Net proceeds from the offering will be used to fund (or offset costs of) acquisitions, future capital expenditures, repay amounts outstanding under its revolving credit facility, and general corporate purposes.

WEBCAST
Unit uses its website as a way to disclose material non-public information and for complying with its disclosure obligations under Regulation FD. Those disclosures will be included on its website in the 'Investor Information' sections. Accordingly, investors should monitor that portion of the website, in addition to following the press releases, SEC filings, and public conference calls and webcasts.

Unit will webcast its third quarter earnings conference call live over the Internet on November 2, 2017 at 10:00 a.m. Central Time (11:00 a.m. Eastern). To listen to the live call, please go to http://www.unitcorp.com/investor/calendar.htm at least fifteen minutes before the start of the call to download and install any necessary audio software. For those who are not available to listen to the live webcast, a replay will be available shortly after the call and will remain on the site for 90 days.

_____________________________________________________

Unit Corporation is a Tulsa-based, publicly held energy company engaged through its subsidiaries in oil and gas exploration, production, contract drilling, and gas gathering and processing. Unit’s Common Stock is listed on the New York Stock Exchange under the symbol UNT. For more information about Unit Corporation, visit its website at http://www.unitcorp.com.

FORWARD-LOOKING STATEMENT
This news release contains forward-looking statements within the meaning of the private Securities Litigation Reform Act. All statements, other than statements of historical facts, included in this release that address activities, events, or developments that the company expects, believes, or anticipates will or may occur in the future are forward-looking statements. Several risks and uncertainties could cause actual results to differ materially from these statements, including changes in commodity prices, the productive capabilities of the company’s wells, future demand for oil and natural gas, future drilling rig utilization and dayrates, projected rate of the company’s oil and natural gas production, the amount available to the company for borrowings, its anticipated borrowing needs under its credit agreement, the number of wells to be drilled by the company’s oil and natural gas segment, the potential productive capability of its prospective plays including the STACK play, the number of additional shares (if any) it may sell under its "at the market" offering, and other factors described from time to time in the company’s publicly available SEC reports. The company assumes no obligation to update publicly such forward-looking statements, whether because of new information, future events, or otherwise.

Unit Corporation
Selected Financial Highlights
(In thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Statement of Operations:
Revenues:
Oil and natural gas	$85,470	$78,854	$256,241	$206,318
Contract drilling	51,619	25,819	128,059	88,786
Gas gathering and processing	51,399	48,735	150,493	132,793
Total revenues	188,488	153,408	534,793	427,897
Expenses:
Operating costs:
Oil and natural gas	33,911	26,014	95,873	92,691
Contract drilling	34,747	19,137	91,213	66,489
Gas gathering and processing	38,116	35,738	111,862	99,185
Total operating costs	106,774	80,889	298,948	258,365
Depreciation, depletion, and amortization	54,533	49,969	151,545	158,437
Impairments	—	49,443	—	161,563
General and administrative	9,235	8,852	26,902	25,811
Gain on disposition of assets	(81)	(154)	(1,153)	(823)
Total operating expenses	170,461	188,999	476,242	603,353

Income (loss) from operations	18,027	(35,591)	58,551	(175,456)

Other income (expense):
Interest, net	(9,944)	(10,002)	(28,807)	(30,225)
Gain (loss) on derivatives	(2,614)	6,969	21,019	(4,774)
Other	5	3	14	(11)
Total other income (expense)	(12,553)	(3,030)	(7,774)	(35,010)

Income (loss) before income taxes	5,474	(38,621)	50,777	(210,466)

Income tax expense (benefit):
Deferred	1,769	(14,599)	22,084	(73,159)
Total income taxes	1,769	(14,599)	22,084	(73,159)

Net income (loss)	$3,705	$(24,022)	$28,693	$(137,307)

Net income (loss) per common share:
Basic	$0.07	$(0.48)	$0.56	$(2.75)
Diluted	$0.07	$(0.48)	$0.56	$(2.75)

Weighted average shares outstanding:
Basic	51,386	50,081	51,019	50,012
Diluted	51,972	50,081	51,569	50,012

	September 30,	December 31,
	2017	2016
Balance Sheet Data:
Current assets	$128,966	$121,196
Total assets	$2,565,872	$2,479,303
Current liabilities	$191,147	$164,915
Long-term debt	$803,833	$800,917
Other long-term liabilities and non-current derivative liability	$105,750	$103,479
Deferred income taxes	$213,237	$215,922
Shareholders’ equity	$1,251,905	$1,194,070

	Nine Months Ended September 30,
	2017	2016
Statement of Cash Flows Data:
Cash flow from operations before changes in operating assets and liabilities	$194,912	$134,138
Net change in operating assets and liabilities	(10,120)	63,624
Net cash provided by operating activities	$184,792	$197,762
Net cash used in investing activities	$(204,184)	$(107,509)
Net cash provided by (used in) financing activities	$19,321	$(90,175)

Non-GAAP Financial Measures

Unit Corporation reports its financial results in accordance with generally accepted accounting principles (“GAAP”). The Company believes certain non-GAAP measures provide users of its financial information and its management additional meaningful information to evaluate the performance of the company.

This press release includes net income (loss) and earnings (loss) per share excluding impairment adjustments and the effect of the cash settled commodity derivatives, its reconciliation of segment operating profit, its drilling segment’s average daily operating margin before elimination of intercompany drilling rig profit and bad debt expense, its cash flow from operations before changes in operating assets and liabilities, and its reconciliation of net income (loss) to adjusted EBITDA.

Below is a reconciliation of GAAP financial measures to non-GAAP financial measures for the three and nine months ended September 30, 2017 and 2016. Non-GAAP financial measures should not be considered by themselves or a substitute for results reported in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

Unit Corporation
Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(In thousands except earnings per share)
Adjusted net income (loss):
Net income (loss)	$3,705	$(24,022)	$28,693	$(137,307)
Impairments (net of income tax)	—	30,778	—	100,573
(Gain) loss on derivatives (net of income tax)	1,157	(4,627)	(11,879)	3,115
Settlements during the period of matured derivative contracts (net of income tax)	453	(381)	(412)	7,656
Adjusted net income (loss)	$5,315	$1,748	$16,402	$(25,963)

Adjusted diluted earnings (loss) per share:
Diluted earnings (loss) per share	$0.07	$(0.48)	$0.56	$(2.75)
Diluted earnings per share from impairments	—	0.61	—	2.01
Diluted earnings per share from (gain) loss on derivatives	0.02	(0.09)	(0.23)	0.06
Diluted earnings (loss) per share from settlements of matured derivative contracts	0.01	—	(0.01)	0.16
Adjusted diluted income (loss) per share	$0.10	$0.04	$0.32	$(0.52)
 ________________
The Company has included the net income and diluted earnings per share including only the cash settled commodity derivatives because:

•	It uses the adjusted net income to evaluate the operational performance of the company.

•	The adjusted net income is more comparable to earnings estimates provided by securities analysts.

Unit Corporation
Reconciliation of Segment Operating Profit

	Three Months Ended			Nine Months Ended
	June 30,	September 30,		September 30,
	2017	2017	2016	2017	2016
	(In thousands)
Oil and natural gas	$50,415	$51,559	$52,840	$160,368	$113,627
Contract drilling	12,016	16,872	6,682	36,846	22,297
Gas gathering and processing	12,111	13,283	12,997	38,631	33,608
Total operating profit	74,542	81,714	72,519	235,845	169,532
Depreciation, depletion and amortization	(50,080)	(54,533)	(49,969)	(151,545)	(158,437)
Impairments	—	—	(49,443)	—	(161,563)
Total operating income (loss)	24,462	27,181	(26,893)	84,300	(150,468)
General and administrative	(8,713)	(9,235)	(8,852)	(26,902)	(25,811)
Gain on disposition of assets	248	81	154	1,153	823
Interest, net	(9,467)	(9,944)	(10,002)	(28,807)	(30,225)
Gain (loss) on derivatives	8,902	(2,614)	6,969	21,019	(4,774)
Other	6	5	3	14	(11)
Income (loss) before income taxes	$15,438	$5,474	$(38,621)	$50,777	$(210,466)
_________________
The Company has included segment operating profit because:

•	It considers segment operating profit to be an important supplemental measure of operating performance for presenting trends in its core businesses.

•
Segment operating profit is useful to investors because it provides a means to evaluate the operating performance of the segments and Company on an ongoing basis using criteria that is used by management.

Unit Corporation
Reconciliation of Average Daily Operating Margin Before Elimination of Intercompany Rig Profit
and Bad Debt Expense

	Three Months Ended			Nine Months Ended
	June 30,	September 30,		September 30,
	2017	2017	2016	2017	2016
	(In thousands except for operating days and operating margins)
Contract drilling revenue	$39,255	$51,619	$25,819	$128,059	$88,786
Contract drilling operating cost	27,239	34,747	19,137	91,213	66,489
Operating profit from contract drilling	12,016	16,872	6,682	36,846	22,297
Add:
Elimination of intercompany rig profit and bad debt expense	376	602	—	978	235
Operating profit from contract drilling before elimination of intercompany rig profit and bad debt expense	12,392	17,474	6,682	37,824	22,532
Contract drilling operating days	2,625	3,180	1,470	8,097	4,578
Average daily operating margin before elimination of intercompany rig profit and bad debt expense	$4,721	$5,495	$4,546	$4,671	$4,922
 ________________
The Company has included the average daily operating margin before elimination of intercompany rig profit and bad debt expense because:

•	Its management uses the measurement to evaluate the cash flow performance of its contract drilling segment and to evaluate the performance of contract drilling management.

•	It is used by investors and financial analysts to evaluate the performance of the company.

Unit Corporation
Reconciliation of Cash Flow From Operations Before Changes in Operating Assets and Liabilities

	Nine Months Ended September 30,
	2017	2016
	(In thousands)
Net cash provided by operating activities	$184,792	$197,762
Net change in operating assets and liabilities	10,120	(63,624)
Cash flow from operations before changes in operating assets and liabilities	$194,912	$134,138
 ________________
The Company has included the cash flow from operations before changes in operating assets and liabilities because:

•	It is an accepted financial indicator used by its management and companies in the industry to measure the company’s ability to generate cash which is used to internally fund its business activities.

•	It is used by investors and financial analysts to evaluate the performance of the company.

Unit Corporation
Reconciliation of Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(In thousands except earnings per share)

Net income (loss)	$3,705	$(24,022)	$28,693	$(137,307)
Income taxes	1,769	(14,599)	22,084	(73,159)
Depreciation, depletion and amortization	54,533	49,969	151,545	158,437
Amortization of debt issuance costs and debt discount	540	532	1,616	1,586
Impairments	—	49,443	—	161,563
Interest expense	9,944	10,002	28,807	30,225
(Gain) loss on derivatives	2,614	(6,969)	(21,019)	4,774
Settlements during the period of matured derivative contracts	840	(457)	(729)	11,735
Stock compensation plans	4,412	2,961	12,478	10,664
Other non-cash items	654	634	2,112	2,147
Gain on disposition of assets	(81)	(154)	(1,153)	(823)
Adjusted EBITDA	$78,930	$67,340	$224,434	$169,842

Diluted income (loss) per share	$0.07	$(0.48)	$0.56	$(2.75)
Diluted earnings per share from income taxes	0.03	(0.29)	0.43	(1.46)
Diluted earnings per share from depreciation, depletion and amortization	1.06	0.99	2.93	3.14
Diluted earnings per share from amortization of debt issuance costs and debt discount	0.01	0.01	0.03	0.03
Diluted earnings per share from impairments	—	0.98	—	3.24
Diluted earnings per share from interest expense	0.19	0.20	0.56	0.60
Diluted earnings per share from (gain) loss on derivatives	0.05	(0.14)	(0.41)	0.09
Diluted earnings per share from settlements during the period of matured derivative contracts	0.02	(0.01)	(0.01)	0.25
Diluted earnings per share from stock compensation plans	0.08	0.06	0.24	0.21
Diluted earnings per share from other non-cash items	0.01	0.01	0.04	0.04
Diluted earnings per share from gain on disposition of assets	—	—	(0.02)	(0.02)
Adjusted EBITDA per diluted share	$1.52	$1.33	$4.35	$3.37
 ________________
The Company has included the adjusted EBITDA excluding gain or loss on disposition of assets and including only the cash settled commodity derivatives because:

•	It uses the adjusted EBITDA to evaluate the operational performance of the Company.

•	The adjusted EBITDA is more comparable to estimates provided by securities analysts.

•	It provides a means to assess the ability of the Company to generate cash sufficient to pay interest on its indebtedness.